Exhibit 8.1

SUBSIDIARIES OF AND CONSOLIDATED ENTITIES OF

SOS LIMITED

As of the date of this annual report

Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Ownership

Yong Bao Two Limited	British Virgin Islands	100% by SOS Limited

FDW Limited	British Virgin Islands	100% by SOS Limited

SOS Information Technology New York, Inc.	New York, United States	100% by FDW Limited

FD LLC	Nevada, United States	51% by SOS Information Technology New York, Inc.

Canada XX Exchange Limited	Canada	100% by SOS Information Technology New York, Inc.

US XX Exchange Limited	Colorado, United States	100% by SOS Information Technology New York, Inc.

SOS Emergence Rescue Limited	Wyoming, United States	100% by SOS Limited

SOS RESCUE SERVICE LLC	Florida, United States	100% by SOS Emergence Rescue Limited

China SOS Limited	Hong Kong	100% by Yong Bao Two Limited

Future Technology Global Limited	Hong Kong	100% by SOS Information Technology New York, Inc.

Future Digital Investment Limited	Hong Kong	100% by SOS Limited

Future Digital Trade Limited	Hong Kong	100% by SOS Limited

Qingdao SOS Investment Management Co., Ltd	PRC	100% by China SOS Limited

Qingdao SOS Investment LLP	PRC	99% by Qingdao SOS Investment Management Co., Ltd

SOS International Trading Co., Ltd	PRC	50% by Qingdao SOS Investment Management Co., Ltd and 50% by Qingdao SOS Investment LLP

Common Prosperity Technology Co., Ltd	PRC	99% by SOS International Trading Co., Ltd

Xinxin Ranran International Trading Co., Ltd.	PRC	99% by SOS International Trading Co., Ltd

S International Trading Co., Limited	Hong Kong	100% by SOS International Trading Co., Ltd

Inner Mongolia SOS Insurance Agency Co., Ltd.	PRC	100% by SOS International Trading Co., Ltd

SOS Ronghe Digital Technology Co., Ltd	PRC	69% by Qingdao SOS Investment LLP

Weigou International Trading Co., Ltd	PRC	99% by Qingdao SOS Investment LLP

Shuyun International Trading Co., Ltd	PRC	99% by Qingdao SOS Investment LLP

Zhongjian Tianxia (Beijing) Investment Management Co., Ltd	PRC	65% by Qingdao SOS Investment LLP

SOS Auto Service Co., Ltd	PRC	99% by Qingdao SOS Investment LLP

Chexiaoer Technology Co., Ltd	PRC	30% by Qingdao SOS Investment LLP and 35% by SOS Auto Service Co., Ltd

Chexiaoer (Tianjin) Automobile Maintenance Co., Ltd	PRC	70% by Chexiaoer Technology Co., Ltd

Hebei Chexiaoer Technology Co., Ltd	PRC	70% by Chexiaoer Technology Co., Ltd

Qingdao Zhonghai Venture Capital Management Co., Ltd	PRC	100% by Future Digital Investment Limited

Hebei S Cloud Enterprise Management Co., Ltd	PRC	100% by Future Digital Investment Limited

Qingdao Yongbao Ronghe International Trading Co., Ltd	PRC	90% by Future Digital Trade Limited